UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 6, 2013

Cornerstone Core Properties REIT, INC.

(Exact name of registrant as specified in its charter)

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Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1920 Main Street, Suite 400

Irvine, California 92614

(Address of principal executive offices)

(949) 852-1007

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously reported in our recent Current Report on Form 8-K dated August 29, 2013, we entered into a purchase and sale agreement with Rio Hondo Capital Partners, LLC (the “Buyer”), a non-related third party, regarding the sale of the Goldenrod Commerce Center, Hanging Moss Commerce Center, Monroe South Commerce Center and Monroe North Commerce Center properties (collectively, the “Properties”) for $24.0 million in cash. The Properties located at 1460-1476 North Goldenrod Road, Orlando Florida, 6100-6148 Hanging Moss Road, Orlando, Florida, Church Street and Monroe Road, Sanford, Florida, and 4150-4200 Church Street, Sanford, Florida, comprise 526,694 square feet of industrial space acquired from November 2007 through April 2008. The transaction was completed on September 6, 2013.

After repayment of all loans secured by the Properties ($11.5 million), commissions ($0.5 million), fees and expenses directly related to the transaction, and prorations of property-related expenses, net proceeds of approximately $11.1 million are proposed to be reinvested in healthcare properties, consistent with our asset repositioning strategy. There can be no assurance when and if these proceeds will be reinvested.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following pro forma financial information reflects the impact of the sale of the Properties described in Item 2.01 on historical financial statements. The narrative below explains the pro forma change in the June 30, 2013 balance sheet and year ended statements of operations for the year ended December 31, 2012 and the six months ended June 30, 2013 as if the transaction occurred on January 1, 2012.

Our year ended December 31, 2012 consolidated revenue and expenses would have been reduced by $3.1 million and $2.7 million, respectively. For the six months ended June 30, 2013, our consolidated revenue and expenses would have been reduced by $1.4 million and $4.5 million, respectively. The reduction in consolidated expenses includes $0.6 million and $0.3 million of interest expense during the year ended December 31, 2012 and six months ended June 30, 2013, respectively, related to the mortgage loans on the Properties. Consolidated expenses for the six months ended June 30, 2013 include $3.7 million of real estate impairment charges.

As of December 31, 2012, total assets and liabilities would have been reduced by $8.2 million and $12.7 million, respectively, as a result of the transaction. Assets and liabilities would have been reduced by $3.9 million and $12.5 million, respectively, as of June 30, 2013. Total liabilities as of December 31, 2012 and June 30, 2013 included $12.3 million and $12.0 million, respectively, of mortgage debt secured by the Properties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC.

By:	/s/ Timothy C. Collins
Name: Timothy C. Collins
Title: Chief Financial Officer

Dated: September 13, 2013